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                                                                     EXHIBIT 5.7

[PIERCE ATWOOD LOGO]
   ATTORNEYS AT LAW

                                            One New Hampshire Avenue, Suite 350
                                            Pease International Tradeport
                                            Portsmouth, New Hampshire 03801

                                            (603) 433-6300 voice
                                            (603) 433-6372 fax
                                            info@pierceatwood.com
                                            pierceatwood.com


February 19, 2004


Casella Waste Systems, Inc.
25 Greens Hill Lane
Rutland, Vermont 05701

     Re:  REGISTRATION STATEMENT ON FORM S-4

Dear Ladies and Gentlemen:

     This opinion is furnished to you in connection with a Registration Statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") relating to the registration under the Securities Act of 1933, as amended (the "Securities Act"), of the issuance and exchange of up to $45,000,000 original principal amount of 9.75% Senior Subordinated Notes Due 2013 (the "New Notes"), of Casella Waste Systems, Inc., a Delaware corporation (the "Company"), and the guarantees of the obligations represented by the New Notes (the "Guarantees" and, together with the New Notes, the "Securities") by the subsidiaries of the Company set forth on SCHEDULE A hereto (such entities, collectively, the "Guarantors").

     The Securities are to be issued pursuant to an Indenture, dated as of January 24, 2003, as supplemented by the First Supplemental Indenture, dated as of February 2, 2004 (the "Supplemental Indenture") and as further supplemented and amended from time to time (the "Indenture"), among the Company, the Guarantors and U.S. Bank National Association, as trustee (the "Trustee"). The Securities are to be issued in an exchange offer (the "Exchange Offer") for a like aggregate original principal amount of 9.75% Senior Subordinated Notes Due 2013 currently outstanding (the "Old Notes") in accordance with the terms of an Exchange and Registration Rights Agreement, dated as of February 2, 2004 (the "Registration Rights Agreement"), by and among the Company, the Guarantors and the Purchasers (as defined therein), which is filed as Exhibit 4.3 to the Registration Statement.

     Solely for the purpose of furnishing this opinion, we are acting as special counsel for the Guarantors set forth on SCHEDULE B hereto (the "Maine Guarantors") and SCHEDULE C hereto (the "New Hampshire Guarantors") in connection with the issuance by the Company and the

--------------------------------------------------------------------------------
PORTLAND, ME          AUGUSTA, ME          PORTSMOUTH,NH         NEWBURYPORT, MA

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Casella Waste Systems, Inc.
February 19, 2004
Page 2

Guarantors of the Securities. We have examined signed copies of the Registration Statement as filed with the Commission. We have also examined and relied upon
(i) the Registration Rights Agreement, (ii) the Indenture, (iii) the Supplemental Indenture, (iv) resolutions adopted by the boards of directors or members, as the case may be, of each of the Maine Guarantors and the New Hampshire Guarantors, as provided to us by the Maine Guarantors and the New Hampshire Guarantors, respectively, (v) the articles of incorporation and by-laws or the articles of formation and certificates of formation, as the case may be, of each of the Maine Guarantors and the New Hampshire Guarantors, each as restated and/or amended to date, and (v) such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

     In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

     We express no opinion herein with respect to matters governed by any laws other than the state laws of (i) the State of Maine, with respect to the Maine Guarantors, and (ii) the State of New Hampshire, with respect to the New Hampshire Guarantors.

     Based upon and subject to the foregoing, we are of the opinion that:

          1. Each of the Maine Guarantors and the New Hampshire Guarantors has duly authorized, executed and delivered each of the Indenture and the Supplemental Indenture; and

          2. Each of the Maine Guarantors and the New Hampshire Guarantors has duly authorized the execution and delivery of its Guarantee.

     It is understood that this opinion is to be used only in connection with the offer and exchange of the Securities while the Registration Statement is in effect.

     Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

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Casella Waste Systems, Inc.
February 19, 2004
Page 3

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Prospectus under the caption "Legal Matters". In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

PIERCE ATWOOD


By: /s/ Scott E. Pueschel
   -------------------------
   Scott Pueschel, P.C.
   Partner

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Casella Waste Systems, Inc.
February 19, 2004
Page 4

SCHEDULE A

             All Cycle Waste, Inc.
             Alternate Energy, Inc.
             Atlantic Coast Fibers, Inc.
             B. and C. Sanitation Corporation
             Blasdell Development Group, Inc.
             Bristol Waste Management, Inc.
             C.V. Landfill, Inc.
             Casella NH Investors Co., LLC
             Casella NH Power Co., LLC
             Casella RTG Investors Co., LLC
             Casella Transportation, Inc.
             Casella Waste Management of Massachusetts, Inc.
             Casella Waste Management of N.Y., Inc.
             Casella Waste Management of Pennsylvania, Inc.
             Casella Waste Management, Inc.
             CWM All Waste LLC
             Data Destruction Services, Inc.
             Fairfield County Recycling, Inc.
             FCR Camden, Inc.
             FCR Florida, Inc.
             FCR Greensboro, Inc.
             FCR Greenville, Inc.
             FCR Morris, Inc.
             FCR Redemption, Inc.
             FCR Tennessee, Inc.
             FCR, Inc.
             Forest Acquisitions, Inc.
             Grasslands Inc.
             GroundCo LLC
             Hakes C & D Disposal, Inc.
             Hardwick Landfill, Inc.
             Hiram Hollow Regeneration Corp.
             The Hyland Facility Associates
             K-C International, Ltd.
             KTI Bio Fuels, Inc.
             KTI Environmental Group, Inc.
             KTI New Jersey Fibers, Inc.
             KTI Operations Inc.
             KTI Recycling of New England, Inc.

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Casella Waste Systems, Inc.
February 19, 2004
Page 5

             KTI Specialty Waste Services, Inc.
             KTI, Inc.
             Maine Energy Recovery Company, Limited Partnership
             Mecklenburg County Recycling, Inc.
             Natural Environmental, Inc.
             New England Waste Services of Massachusetts, Inc.
             New England Waste Services of ME, Inc.
             New England Waste Services of N.Y., Inc.
             New England Waste Services of Vermont, Inc.
             New England Waste Services, Inc.
             Newbury Waste Management, Inc.
             NEWSME Landfill Operations LLC
             North Country Environmental Services, Inc.
             Northern Properties Corporation of Plattsburgh
             Northern Sanitation, Inc.
             PERC, Inc.
             PERC Management Company Limited Partnership
             Pine Tree Waste, Inc.
             R.A. Bronson Inc.
             ReSource Recovery of Cape Cod, Inc.
             ReSource Recovery Systems of Sarasota, Inc.
             ReSource Recovery Systems, Inc.
             ReSource Transfer Services, Inc.
             ReSource Waste Systems, Inc.
             Rochester Environmental Park, LLC
             Rockingham Sand & Gravel, LLC
             Schultz Landfill, Inc.
             Sunderland Waste Management, Inc.
             Templeton Landfill LLC
             U.S. Fiber, Inc.
             Waste-Stream Inc.
             Westfield Disposal Service, Inc.
             Winters Brothers, Inc.
             Wood Recycling, Inc.

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Casella Waste Systems, Inc.
February 19, 2004
Page 6

SCHEDULE B

             Data Destruction Services, Inc.
             KTI Bio Fuels, Inc.
             KTI Recycling of New England, Inc.
             KTI Specialty Waste Services, Inc.
             New England Waste Services of ME, Inc.
             NEWSME Landfill Operations LLC
             Pine Tree Waste, Inc.

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Casella Waste Systems, Inc.
February 19, 2004
Page 7


SCHEDULE C


             CWM All Waste LLC
             Forest Acquisitions, Inc.